UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2004

Caterpillar Financial Services Corporation

(Exact name of Registrant as specified in its charter)

0-13295

(Commission File Number)

Delaware	37-1105865
(State of incorporation)	(IRS Employer Identification Number)

2120 West End Avenue

Nashville, Tennessee 37203-0001

(Address of principal executive offices, with zip code)

(615) 341-1000

(Registrant's telephone number, including area code)

Item 5. Other Events

James R. English, currently Executive Vice President (EVP) and Director for Caterpillar Financial Services Corporation (CFSC), has elected to retire effective February 1, 2004. Replacing Mr. English as EVP and Director will be Kent M. Adams, currently Vice President and Principal Financial Office (PFO) for CFSC. Edward J. Scott, currently Vice President with responsibility for the Diversified Services Division will assume the role of PFO and Executive Vice President responsible for the Accounting and Treasury functions. Previously in his career, Mr. Scott has held the positions of Treasurer at CFSC and at Solar Turbines Incorporated (another Caterpillar Inc. subsidiary). These moves will occur effective February 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Caterpillar Financial Services Corporation
Date: January 30, 2004	By:/s/ R. Clay Thompson
R. Clay Thompson
Secretary